Exhibit 99.1

2010 *First Quarter*

APPLE REIT SEVEN

MARCH 31, 2010

DEAR SHAREHOLDER

GLADE M. KNIGHT

During the first quarter of this year, it became apparent that the hotel industry is beginning to make strides to recovery. I am pleased to report that performance at the 51 hotels that comprise the Apple REIT Seven, Inc. portfolio during the first three months of this year was slightly ahead of results for the same period last year and we anticipate additional progress during the normally busier spring and summer seasons of this year. If current trends in occupancy, pricing and travel demand continue as analysts have predicted, I am optimistic results of operations will improve this year as compared to 2009.

As hotel industry analysts predicted, increased demand within the upscale and select-service hotel sectors resulted in higher year-over-year occupancy rates during the first three months of 2010 as compared to the same period of 2009. We are diligently pursuing all opportunities for room rate increases and anticipate average daily rare (ADR) improvement later this year. For the first quarter of 2010, the Apple REIT Seven portfolio, with a total of 6,426 guestrooms across 18 states, reported average occupancy of 69 percent, ADR of $110 and revenue per available room (RevPAR) of $75. As compared to results from the same three-month period of 2009, occupancy was up by 6 percent, ADR was down by 5 percent and RevPAR remained the same. In 2009, we completed the extensive renovation of our full-service Marriott® in Richmond, Virginia. I am pleased to report that results of operations for this property improved dramatically during the first quarter of 2010 as compared to the same period in 2009, with revenue increasing approximately 26 percent and operating income up more than 100 percent.

Funds from operations (FFO) for Apple REIT Seven for the first quarter of this year totaled $13.9 million, or $0.15 per share, up approximately 5 percent from the same time last year. For the first three months of the year, the Company paid dividends of $0.19 per share. The current annualized dividend rate is 7 percent, or $0.77 per share, based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations as compared to dividend distributions. Our objective in setting an annualized dividend rate is to provide consistency over the life of our program, taking into account the effects of varying economic cycles, capital improvements and the initial ramp-up of operations on FPO. We believe our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

In an effort to minimize overall risk, we specifically structured our Company with low levels of debt on our assets, acquired a diversified portfolio of well-branded hotels, and employ some of the best hospitality professionals in the industry. We were able to resourcefully manage the challenging economic environment of 2009, and I believe we are well-poised to benefit if market conditions improve this year. Future shareholder reports will continue to outline our performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2010	Three months ended March 31, 2009

REVENUES
Room revenue	$43,548	$43,374
Other revenue	4,688	4,184
Total revenue	$48,236	$47,558

EXPENSES
Direct operating expense	$12,767	$12,618
Other hotel operating expenses	18,570	19,279
General and administrative	1,206	1,170
Depreciation	8,275	7,879
Interest expense, net	1,804	1,282
Total expenses	$42,622	$42,228

NET INCOME
Net income	$5,614	$5,330
Net income per share	$0.06	$0.06

FUNDS FROM OPERATIONS (A)
Net income	$5,614	$5,330
Depreciation of real estate owned	8,275	7,879
Funds from operations	$13,889	$13.209
FFO per share	$0.15	$0.14

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,198	93,482

OPERATING STATISTICS
Occupancy	69%	65%
Average daily rate	$110	$116
RevPAR	$75	$75
Number of hotels	51	51
Dividends per share	$0.19	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$894,459	$902,293
Other assets	25,093	21,594
Total assets	$919,552	$923,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$128,806	$117,787
Other liabilities	12,970	13,843
Total liabilities	141,776	131,630
Total shareholders’ equity	777,776	792,257
Total liabilities & shareholders’ equity	$919,552	$923,887

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles –GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2010 and the results of operations for the interim periods ended March 31, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2009 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy

ARIZONA
Tucson

CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)

COLORADO
Denver/Highlands Ranch (2)

FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee

GEORGIA
Columbus (3), Macon

IDAHO
Boise

LOUISIANA
New Orleans

MISSISSIPPI
Hattiesburg, Tupelo

NEBRASKA
Omaha

NEW JERSEY
Cranford, Mahwah

NEW YORK
Islip/Ronkonkoma

OHIO
Cincinnati/Milford

TENNESSEE
Memphis

TEXAS
Addison, Brownsville, El Paso, Houston,
San Antonio (2), Stafford

UTAH
Provo

VIRGINIA
Alexandria, Richmond

WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitseven.com

INVESTOR INFORMATION

For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

MISSION

Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER. HOMEWOOD SUITES, SARASOTA, FL

BACK: SPRINGHILL SUITES, VANCOUVER, WA; RESIDENCE INN, HOUSTON, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.